Exhibit 99.1

February 19, 2014	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Brad Borror ###-##-####

ONEOK Schedules 2014 Annual Meeting of Shareholders;
Sets Record Date

TULSA, Okla. – Feb. 19, 2014 – ONEOK, Inc. (NYSE: OKE) will hold its 2014 annual meeting of shareholders on May 21, 2014, at 9 a.m. Central Daylight Time. The meeting also will be audio webcast on ONEOK’s website, www.oneok.com.

The record date for determining shareholders entitled to receive notice of the meeting and to vote is March 24, 2014.

What:	ONEOK, Inc. 2014 Annual Meeting of Shareholders

When:	9 a.m. CDT, May 21, 2014

Where:	ONEOK Plaza, 100 West 5th Street, Tulsa, Okla.

How:	Log on to the webcast at www.oneok.com

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ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is the general partner and as of Dec. 31, 2013, owns 41.2 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers.  ONEOK is a FORTUNE 500 company and is included in Standard & Poor’s (S&P) 500 Stock Index.

For information about ONEOK, Inc., visit the website: www.oneok.com.

For the latest news about ONEOK, follow us on Twitter @ONEOKNews.

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